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                                                                 Exhibit 99.6

MEDIQ Incorporated
One MEDIQ Plaza
Pennsauken, New Jersey

Ladies and Gentlemen:

     I hereby consent to the references to me becoming a Director of MEDIQ Incorporated appearing in the Registration Statement on Form S-4 of MEDIQ Incorporated, the preliminary copy of which was initially filed on February 12, 1998 with the Securities and Exchange Commission.

                                            Sincerely yours,

                                            /s/ Robert T. Thompson
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